                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                  FORM 8-K/A


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                               October 25, 1996
               ------------------------------------------------
               Date of Report (Date of earliest event reported)

                         U.S. OFFICE PRODUCTS COMPANY
           ---------------------------------------------------------
              (Exact name of registrant specified in its charter)

       Delaware                      0-25372                  52-1906050
--------------------------------------------------------------------------------
(State or other Juris-            (Commission             (I.R.S. Employer
diction of incorporation            File No.)             Identification No.)


 1025 Thomas Jefferson Street, N.W., Suite 600 East, Washington, D.C.   20007
--------------------------------------------------------------------------------
           (Address of principal executive offices)                   (Zip Code)



                                (202) 339-6700
          ----------------------------------------------------------
             (Registrant's telephone number, including area code)

     U.S. Office Products Company (the "Company") hereby amends and restates Items 5 and 7 of its Current Report on Form 8-K, dated October 25, 1996, as follows:

Item 5.  Other Events

     Set forth below are the financial statements of various companies recently acquired by the Company and pro forma financial information of the Company reflecting the Company's acquisitions of such companies as well as all other acquisitions made by the Company that were completed as of November 21, 1996.

     (a) The pro forma financial information of U.S. Office Products Company as of July 27, 1996 and for the three months ended July 27, 1996 and July 31, 1995 and for the years ended April 30, 1996, 1995 and 1994

     (b) The financial statements of Fortran Corp. as of March 31, 1996 and for the year then ended and as of June 30, 1996 and 1995 (unaudited) and for the three months ended June 30, 1996 and 1995 (unaudited)

     (c) Financial statements of PC Direct Limited as of March 31, 1996 and for the year then ended

     (d) Financial statements of Bay State Computer Group, Inc. as of March 31, 1996 and 1995 and for the years then ended and as of June 30, 1996 and 1995 and for the three months then ended (unaudited)

                             FINANCIAL STATEMENTS

                          U.S. OFFICE PRODUCTS COMPANY
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The pro forma financial statements set forth below reflect acquisitions made by the Company that were completed as of November 21, 1996.

     The unaudited pro forma combined balance sheet gives effect to the 43 businesses acquired by the Company after July 27, 1996 (the "Fiscal 1997
Post 1st Quarter Acquisitions"), as if all such acquisitions had occurred as of the Company's most recent balance sheet date, July 27, 1996. The unaudited pro forma combined balance sheet also gives effect to the sale by the Company in September 1996 (the "September Stock Sale") of 1,250,000 shares of the Company's common stock (the "Common Stock") as if such sale had been made on July 27, 1996.

     The pro forma combined statement of income for the year ended April 30, 1996 gives effect to (i) the 26 acquisitions completed during fiscal 1996 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (ii) the 50 acquisitions completed during fiscal 1997 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1997 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (iii) the 11 acquisitions completed after July 27, 1996 in combinations accounted for under the pooling-of-interests method of accounting as if all such acquisitions had been made on May 1, 1995 (the "Fiscal 1997 Post 1st Quarter Pooled Companies", which together with the Fiscal 1997 Purchased Companies are referred to as the "Fiscal 1997 Completed Acquisitions"); (iv) the sales completed by the Company in August 1995 of 4,025,000 shares of Common Stock (the "Second Offering") as if such sales had been made on May 1, 1995; (v) the sales by the Company in February and March 1996 (the "February Offerings") of 5,543,045 shares of Common Stock and 5-1/2% Convertible Subordinated Notes due 2001 (the "February Notes") in the principal amount of $143.75 million as if such sales had been made on May 1, 1995; (vi) the sales by the Company of 5-1/2% Convertible Subordinated Notes due 2003 in May and June 1996 (the "May Notes") in the principal amount of $230 million as if such sales had been made on May 1, 1995; and (vii) the September Stock Sale as if such sale had been made on May 1, 1995.

     The historical financial statements of the Company give retroactive effect to the results of the 28 companies acquired by the Company during the first quarter of fiscal 1997 and the 14 companies acquired during fiscal 1996 in business combinations accounted for under the pooling-of-interests method of accounting.

     The pro forma combined statement of income for the year ended April 30, 1996 includes (i) the audited financial statements of the Company for the year ended April 30, 1996; (ii) the unaudited financial information of the Fiscal 1996 Purchased Companies for the period from May 1, 1995 to the consummation date; (iii) the unaudited financial information of the Fiscal 1997 Purchased Companies for the most recently completed fiscal year, except that unaudited financial information for the year ended April 30, 1996 is included for each such acquisition where the entity's fiscal year end is not within 93 days of the Company's year end; and (iv) the unaudited financial information of the Fiscal 1997 Post 1st Quarter Pooled Companies for the most recently completed fiscal year.

     The pro forma combined statement of income for the three months ended July 27, 1996 includes the unaudited financial information of the Company and gives effect to (i) the 18 acquisitions completed during the first quarter of Fiscal 1997 accounted for under the purchase method of accounting for the period May 1, 1996 to the consummation date and (ii) the 38 acquisitions completed after July 27, 1996 as if all such acquisitions had been made on May 1, 1996.

     The pro forma combined statement of income for the three months ended July 31, 1995 includes the unaudited financial information of the Company and gives effect to the Fiscal 1996 Purchased Companies and the Fiscal 1997 Completed Acquisitions as if all such acquisitions had been made on May 1, 1995.

     The pro forma combined statement of income for the years ended April 30, 1995 and 1994 includes the audited financial information of the Company and gives effect to the Fiscal 1997 Post 1st Quarter Pooled Companies.

     The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results that the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this report and in other reports filed by the Company.

                         U.S. OFFICE PRODUCTS COMPANY
                       PRO FORMA COMBINED BALANCE SHEET
                                 JULY 27, 1996
                                  (UNAUDITED)
                                (IN THOUSANDS)

                                                                                   Fiscal
                                                            U.S. Office             1997
                                                              Products        Post 1st Quarter    Pro Forma         Pro Forma
                                                              Company           Acquisitions     Adjustments         Combined
                                                            -----------       ----------------   -----------       ------------

                    ASSETS
Current assets:
  Cash and cash equivalents                                $    98,947        $     9,269        $   (94,911) (b)   $         -
                                                                                                      38,125  (a)
                                                                                                     (10,160) (b)
                                                                                                     (41,270) (b)
  Accounts receivable                                          230,385             57,662                               288,047
  Lease receivable                                              29,561                                                   29,561
  Inventory                                                    190,665             37,650                  -            228,315
  Prepaid and other current assets                              28,407              4,280                  -             32,687
                                                           ------------       ------------       ------------       ------------
      Total current assets                                     577,965            108,861           (108,216)           578,610

Property and equipment, net                                    145,687             28,006                  -            173,693
Intangible assets, net                                         396,835             10,208            172,414  (b)       579,457
Investment in affiliate                                                                               41,270  (b)        41,270
Lease receivables                                               46,232                                                   46,232
Other assets                                                    25,117              5,630                  -             30,747
                                                           ------------       ------------       ------------       ------------
     Total assets                                          $ 1,191,836        $   152,705        $   105,468        $ 1,450,009
                                                           ============       ============       ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term debt                                          $   155,838        $    14,434        $    46,238  (b)   $   216,510
  Accounts payable                                             142,493             47,813                  -            190,306
  Accrued compensation                                          16,983              1,717                  -             18,700
  Other accrued liabilities                                     49,029             17,985                  -             67,014
                                                           ------------       ------------       ------------       ------------
     Total current liabilities                                 364,343             81,949             46,238            492,530

Long-term debt                                                 427,138             21,398            (21,398) (b)       427,138

Notes payable to related parties                                     -                                                        -
Deferred income taxes                                            6,427              1,234                  -              7,661
Other long-term liabilities                                      3,199                805                  -              4,004
                                                           ------------       ------------       ------------       ------------
     Total liabilities                                         801,107            105,386             24,840            931,333

Minority interest                                                2,557                112                  -              2,669

Stockholders' equity
  Common stock                                                      39              2,078             (2,071) (b)            47
                                                                                                           1  (a)
  Additional paid-in capital                                   356,423              2,489             71,159  (b)       468,195
                                                                                                      38,124  (a)
  Cumulative translation adjustment                              2,626                                     -              2,626
  Retained earnings                                             29,084             16,055                  -             45,139
  Equity of purchased companies                                                    26,585            (26,585) (b)             -
                                                           ------------       ------------       ------------       ------------
     Total stockholders' equity                                388,172             47,207             80,628            516,007
                                                           ------------       ------------       ------------       ------------
     Total liabilities and stockholders' equity            $ 1,191,836        $   152,705        $   105,468        $ 1,450,009
                                                           ============       ============       ============       ============

                         U.S. OFFICE PRODUCTS COMPANY
                    PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1996
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                        Fiscal        Fiscal
                                                       U.S. Office       1996          1997
                                                         Products      Purchased     Completed      Pro Forma           Pro Forma
                                                         Company       Companies    Acquisitions   Adjustments           Combined
                                                       -----------     ---------   -------------  -------------       ------------

Revenues                                                 $968,008       $307,954    $1,091,280       $      -         $2,367,242
Cost of revenues                                          709,871        214,072       761,150              -          1,685,093
                                                       -----------   ------------  -------------    -----------       ------------
 Gross profit                                             258,137         93,882       330,130              -            682,149

Selling, general and administrative expenses              224,454         84,070       267,940          8,190  (c)       571,998
                                                                                                      (10,124) (d)
                                                                                                       (2,532) (e)

Nonrecurring acquisition costs                              8,057              -             -         (8,057) (e)             -
Nonrecurring restructuring costs                                           8,092             -              -              8,092
Discontinuation of printing division at subsidiary            682              -             -              -                682

                                                       -----------   ------------  -------------    ----------       ------------
  Operating income                                         24,944          1,720        62,190         12,523            101,377


Other (income) expense:
 Interest expense                                          12,404          2,761         9,842         14,759  (f)        39,766
 Interest income                                           (3,272)             -          (772)         4,044  (f)             -
 Other                                                     (1,065)           (24)         (918)                           (2,007)
Minority interest in Subsidiary                               671              -            69           (671) (g)            69
Equity in net income of affiliated company                                                              1,322  (h)         1,322

                                                       -----------   ------------  -------------    ----------       ------------
Income (loss)  before provision for income taxes           16,206         (1,017)       53,969         (4,287)            64,871
Provision for income taxes                                  5,414             45        13,645          8,888  (i)        27,992
                                                       -----------   ------------  -------------    ----------       ------------
Net income (loss)                                        $ 10,792       $ (1,062)   $   40,324       $(13,175)        $   36,879
                                                       ===========   ============  =============    ==========       ============

Weighted average shares outstanding                                                                                       46,326 (j)
Net income per share                                                                                                  $     0.80
                                                                                                                     ============

                         U.S. OFFICE PRODUCTS COMPANY
                    PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED JULY 31, 1995
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                     Fiscal          Fiscal
                                                      U.S. Office     1996            1997
                                                        Products    Purchased       Completed     Pro Forma      Pro Forma
                                                        Company     Companies      Acquisitions  Adjustments     Combined
                                                      -----------   ---------      ------------  -----------     ---------
Revenues                                                 $166,742    $125,549        $266,216      $     -       $558,507
Cost of revenues                                          124,785      89,904         192,522            -        407,211
                                                         --------    --------        --------    ---------       --------
   Gross profit                                            41,957      35,645          73,694            -        151,296

Selling, general and administrative expenses               41,033      30,067          62,441        2,331  (c)   134,569
                                                                                                    (1,303) (d)


Nonrecurring acquisition costs                              4,671           -               -       (4,671) (e)         -
Nonrecurring restructuring costs                                -           -               -            -              -
Discontinuation of printing division at subsidiary              -           -               -            -              -

                                                         --------    --------        --------    ---------       --------
    Operating income                                       (3,747)      5,578          11,253        3,643         16,727


Other (income) expense:
  Interest expense                                          2,082       1,170           2,712        4,727  (f)    10,691
  Interest income                                            (142)         (5)           (240)         387  (f)         -
  Other                                                       (99)      1,164            (360)           -            705
Minority interest in subsidiary                                 -           -              (2)           -             (2)
Equity in net income of affiliated company                      -           -               -           78  (h)        78

                                                         --------    --------        --------    ---------       --------
Income (loss)  before provision for income taxes           (5,588)      3,249           9,143       (1,393)         5,411
Provision for income taxes                                 (1,469)      1,032           1,849          934  (i)     2,346
                                                         --------    --------        --------    ---------       --------
Net income (loss)                                        $ (4,119)   $  2,217        $  7,294      $(2,327)      $  3,065
                                                         ========    ========        ========    =========       ========

Weighted average shares outstanding                                                                                45,976 (j)
Net income per share                                                                                             $   0.07
                                                                                                                 ========

                         U.S. OFFICE PRODUCTS COMPANY
                    PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED JULY 27, 1996
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                                   Fiscal
                                                              U.S. Office           1997
                                                                Products          Completed      Pro Forma      Pro Forma
                                                                Company          Acquisitions   Adjustments     Combined
                                                              -----------       -------------   -----------     ---------
Revenues                                                         $352,638          $248,063        $    -        $600,701
Cost of revenues                                                  253,017           172,619                       425,636
                                                                 --------          --------      ---------       --------
   Gross profit                                                    99,621            75,444                       175,065

Selling, general and administrative expenses                       82,561            62,334          1,655  (c)   145,235
                                                                                                    (1,315) (d)


Nonrecurring acquisition costs                                      1,657                 -         (1,657) (e)         -
Nonrecurring restructuring costs                                                          -                             -
Discontinuation of printing division at subsidiary                                        -                             -
                                                                 --------          --------      ---------       --------
    Operating income                                               15,403            13,110          1,317         29,830


Other (income) expense:
  Interest expense                                                  6,949             2,267          1,475  (f)    10,691
  Interest income                                                  (4,185)             (135)         4,320  (f)
  Other                                                               206              (304)                          (98)
Minority interest in subsidiary                                      (222)                -                          (222)
Equity in net income of affiliated company                                                              86  (h)        86
                                                                 --------          --------      ---------       --------
Income (loss)  before provision for income taxes                   12,655            11,282         (4,392)        19,545
Provision for income taxes                                          5,151             2,914            399  (i)     8,464
                                                                 --------          --------      ---------       --------
Net income (loss)                                                $  7,504          $  8,368        $(4,791)      $ 11,081
                                                                 ========          ========      =========       ========

Weighted average shares outstanding                                                                                47,014 (j)
Net income per share                                                                                             $   0.24
                                                                                                                 ========

                         U.S. OFFICE PRODUCTS COMPANY
                    PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1995
                                  (UNAUDITED)
                                (IN THOUSANDS)

                                                                                Fiscal
                                                                                 1997
                                                            U.S. Office    Post 1st Quarter  Pro-Forma
                                                              Products     Pooled Companies  Adjustments        Total
                                                            -----------    ----------------  -----------      ----------
Revenues                                                       $579,539          $143,007        $     -        $722,546
Cost of revenues                                                426,426           106,329                        532,755
                                                            -----------      ------------    -----------      ----------
   Gross profit                                                 153,113            36,678                        189,791

Selling, general and administrative expenses                    134,652            28,484                        163,136


                                                            -----------      ------------    -----------      ----------
    Operating income                                             18,461             8,194              -          26,655


Other (income) expense:
  Interest expense                                                5,639               309                          5,948
  Interest income                                                  (506)             (102)                          (608)
  Other                                                            (251)             (414)                          (665)
  Minority interest in subsidiaries                                (124)                                            (124)
                                                            -----------      ------------    -----------      ----------

Income  before provision for income taxes                        13,703             8,401              -          22,104
Provision for income taxes                                        2,171               781          6,719  (k)      9,671
                                                            -----------      ------------    -----------      ----------
Net income                                                     $ 11,532          $  7,620        $(6,719)       $ 12,433
                                                            ===========      ============    ===========      ==========

                         U.S. OFFICE PRODUCTS COMPANY
                    PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1994
                                  (UNAUDITED)
                                (IN THOUSANDS)

                                                                       Fiscal
                                                                        1997
                                                    U.S. Office   Post 1st Quarter    Pro-Forma
                                                     Products     Pooled Companies   Adjustments        Total
                                                   -------------  ---------------    -------------    -----------

Revenues                                               $436,480         $109,945          $     -       $546,425
Cost of revenues                                        310,051           81,225                         391,276
                                                   -------------    -------------    -------------    -----------
 Gross profit                                           126,429           28,720                -        155,149

Selling, general and administrative expenses            114,661           25,161                         139,822



                                                   -------------    -------------    -------------    -----------
    Operating income                                     11,768            3,559                -         15,327


Other (income) expense:
 Interest expense                                         3,683              186                           3,869
 Interest income                                           (266)             (72)                           (338)
 Other                                                     (855)              88                            (767)
 Minority interest in subsidiaries                         (109)                                            (109)
                                                   -------------    -------------    -------------    -----------

Income before provision for income taxes                  9,315            3,357                -         12,672
Provision for income taxes                                1,618              796            3,114 (k)      5,528
                                                   -------------    -------------    -------------    -----------
Net income                                             $  7,697         $  2,561          $(3,114)      $  7,144
                                                   =============    =============    =============    ===========

                         U.S. OFFICE PRODUCTS COMPANY
               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                   (DOLLARS AND SHARE NUMBERS IN THOUSANDS)

1.        UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect $38,125 of proceeds from the sale of 1,250 shares of Common Stock in the September Stock Sale.

(b)(i) Adjustment to reflect purchase price adjustments and repayment of certain long-term debt associated with the Fiscal 1997 Purchased Companies noted below. The portion of the consideration assigned to goodwill in transactions accounted for as purchases represents the excess of the cost over the fair value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.


                                                                             STOCK
                                                                    ------------------------
COMPANY                                  CONSIDERATION     CASH        SHARES       VALUE       GOODWILL
--------------------------------------   -------------   ---------  ------------  ---------    ----------
Fiscal 1997 Purchased Companies
  Significant ........................       $  39,430   $   7,886     1,106,807  $  31,544    $   31,074
  Other ..............................         228,706      87,025     4,877,650    141,681       141,340
                                         -------------   ---------  ------------  ---------    ----------
    Total ............................       $ 268,136   $  94,911     5,984,457  $ 173,225    $  172,414

     ------------------
   (ii) Adjustment to reflect the investment of $41,270 representing a 49% equity interest in Dudley Stationery Limited.

   (iii) Utilization of excess cash to repay indebtedness of acquired companies.

2.        UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

(c) Adjustment to reflect the increase in amortization expense relating to the goodwill recorded in purchase accounting related to the Fiscal 1996 Purchased Companies and the Fiscal 1997 Purchased Companies. The goodwill is being amortized over an estimated life of 40 years.

                                       YEAR ENDED    FOR THE THREE MONTHS ENDED
                                        APRIL 30,      JULY 27,       JULY 31,
                                          1996           1996           1995
                                       ----------    ----------      ----------
Fiscal 1996 Purchased Companies           $1,570        $   --        $  668
Fiscal 1997 Purchased Companies            6,620         1,655         1,663
                                       ----------    ----------      ----------
                                          $8,190        $1,655        $2,331
                                       ----------    ----------      ----------
                                       ----------    ----------      ----------

(d) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiation of executive compensation arrangements.

                         U.S. OFFICE PRODUCTS COMPANY
         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)
                   (DOLLARS AND SHARE NUMBERS IN THOUSANDS)

(e) Adjustment to reflect the reduction of (i) nonrecurring acquisition costs related to pooling-of-interests business combinations of $8,057 for the year ended April 30, 1996, $1,657 and $4,571 for the three months ended July 27, 1996 and July 31, 1995, respectively, and (ii) certain other restructuring charges from certain acquisitions of $2,532 for the year ended April 30, 1996.

(f) Adjustment to reflect an increase in interest expense resulting from the utilization of the proceeds from the sales of the February Notes and the May Notes to effect acquisitions as if such debt had been outstanding for the entire period. In addition, the adjustment reflects an increase in interest expense resulting from the amortization of debt issue costs over the terms of the February Notes and the May Notes. The increase is offset by a reduction of interest expense resulting from refinancing of existing debt of the Fiscal 1997 Purchased Companies. Adjustment also reflects a decrease in interest income resulting from the utilization of a portion of the proceeds from the issuance of the Common Stock and the February Notes in the February Offerings to effect certain transactions and refinance existing debt.

(g) Adjustment to reflect the elimination of the minority interest representing 49% of the net income of Blue Star for the year ended April 30, 1996.

(h) Adjustment to reflect the 49% equity interest in the net income of Dudley Stationery Limited.

(i) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of approximately 43%. The difference between the effective tax rate of 43% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

(j) The weighted average shares outstanding used to calculate pro forma earnings per share is based on 46,326, 47,014, and 45,976 shares of Common Stock and Common Stock equivalents outstanding for the year ended April 30, 1996 and the three months ended July 27, 1996 and July 31, 1996, respectively. The amounts are comprised of 38,614 shares outstanding for each of the periods, 5,984 shares issued for acquisitions completed during the 1997 fiscal year, 1,250 shares issued in the September Stock Sale and 478, 1,166, and 128 common stock equivalents considered to be outstanding related to stock options, for the year ended April 30, 1996, and the three month periods ended July 27, 1996 and July 31, 1996, respectively.

(k) Adjustment to reflect the income taxes for certain acquisitions accounted for under the poolings-of-interests method which were taxed as subchapter S corporations as if these companies had been subject to taxation as C corporations. As a result of being subchapter S corporations, any tax liabilities prior to acquisition were the responsibility of the individual company stockholders.

                                 FORTRAN CORP.

                             FINANCIAL STATEMENTS

                           YEAR ENDED MARCH 31, 1996

                                 FORTRAN CORP.


                               TABLE OF CONTENTS



                                                              Page
                                                              ----

Independent Auditors' Report on the Financial Statements         1

Financial Statements:

  Balance Sheet                                                2-3

  Statement of Earnings                                          4

  Statement of Changes in Stockholders' Equity                   5

  Statement of Cash Flows                                      6-7

  Notes to Financial Statements                               8-12


                [LETTERHEAD OF RUBIN, KOEHMSTEDT & NADLER, PLC]

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders
 and Board of Directors
Fortran Corp.
Newington, Virginia


We have audited the accompanying balance sheet of Fortran Corp. as of March 31, 1996, and the related statements of earnings, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortran Corp. as of March 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As described in Note 9 to the financial statements, on August 21, 1996, the Company entered into a letter of intent to exchange all of its issued and outstanding shares of common stock for shares of U.S. Office Products Company common stock.


                                  /s/ Rubin, Koehmstedt & Nadler

June 7, 1996, except for Note 9,
as to which the date is October 24, 1996

                    (This page is left blank intentionally)

                                 FORTRAN CORP.
                                 BALANCE SHEET
                                 MARCH 31, 1996



                                     ASSETS
                                     ------

                                                       March 31,       June 30,       June 30,
                                                          1996           1996           1995
                                                      ------------   ------------   ------------
                                                                     (Unaudited)    (Unaudited)

Current assets:
  Cash and cash equivalents                           $ 4,547,870     $  936,593    $ 4,599,000
  Trade accounts receivable, less allowances for
    doubtful accounts of $20,000                        3,220,218      1,895,439      2,422,372
  Retentions receivable                                         -              -      2,308,342
  Unbilled receivables                                    248,877        243,140        214,696
  Employee loans receivable                                57,912         39,614         95,041
  Other receivables                                       116,461         93,288         20,000
  Inventory                                             1,205,068      1,245,458      1,200,000
  Prepaid state income taxes                               17,280              -              -
  Other prepaid expenses                                  103,743        150,251         38,923
                                                      -----------     ----------    -----------

          Total current assets                          9,517,429      4,603,783     10,898,374
                                                      -----------     ----------    -----------

Property and equipment, at cost (Note 3):
  Transportation equipment                                107,461        107,461         73,754
  Furniture and office equipment                          604,813        625,461        641,024
  Tools and equipment                                      38,260         38,260         38,260
  Equipment held under capital leases                      68,148         68,148         96,370
  Leasehold improvements                                   73,414         73,414         25,537
                                                      -----------     ----------    -----------

                                                          892,096        912,744        874,945
  Less accumulated depreciation and amortization          335,212        363,532       (398,764)
                                                      -----------     ----------    -----------

                                                          556,884        549,212        476,181
                                                      -----------     ----------    -----------
Other assets:
  Deposits (Note 4)                                       510,757      1,756,729        550,678
  Cash surrender value - insurance                         44,256         44,256         40,095
  Note receivable                                               -              -              -
                                                      -----------     ----------    -----------

                                                          555,013      1,800,985        590,773
                                                      -----------     ----------    -----------

                                                      $10,629,326     $6,953,980    $11,965,328
                                                      ===========     ==========    ===========


    The accompanying notes are an integral part of the financial statements

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                    March 31,     June 30,       June 30,
                                                       1996         1996           1995
                                                    ----------   -----------   ------------
                                                                 (Unaudited)   (Unaudited)

Current liabilities:
  Trade accounts payable                            $  942,441   $  565,076     $1,447,822
  Unearned service contract revenue                    142,105      210,349        478,752
  Billings in excess of costs and estimated
    earnings on uncompleted contracts (Note 5)         702,500      702,500      2,387,000
  Accrued salaries and vacation payable                303,007      179,691        555,797
  Other accrued expenses payable                        68,620       57,250         88,189
  State income taxes payable                                 -            -         17,130
  Sales tax payable                                     48,861        9,246          5,592
  Line of credit                                             -       99,210        232,369
  Current portion of obligations under capital
    leases                                                   -            -         11,383
                                                    ----------   ----------     ----------

          Total current liabilities                  2,207,534    1,823,322      5,224,034
                                                    ----------   ----------     ----------

Long-term liabilities:
 Billings in excess of costs and estimated
   earnings on uncompleted contracts (Note 5)        1,179,500    1,085,136      1,882,000
                                                    ----------   ----------     ----------

Commitments and contingent liabilities (Note 6)             -            -              -
                                                    ----------   ----------     ----------

Stockholders' equity:

  Common stock, no par value
    Authorized - 1,000 shares
    Issued and outstanding - 200 shares                 15,864        15,864        15,864
  Retained earnings                                  7,226,428     4,029,658     4,843,430
                                                   -----------    ----------   -----------

                                                     7,242,292     4,045,522     4,859,294
                                                   -----------    ----------   -----------


                                                   $10,629,326    $6,953,980   $11,965,328
                                                   ===========    ==========   ===========

                                 FORTRAN CORP.
                             STATEMENT OF EARNINGS


                                                      Year ended    Quarter ended    Quarter ended
                                                       March 31,       June 30,         June 30,
                                                         1996            1996             1995
                                                      -----------   --------------   --------------
                                                                     (Unaudited)      (Unaudited)

Sales                                                 $20,780,385      $2,912,953      $10,048,123

Cost of sales                                           9,144,095         930,901        4,763,066
                                                      -----------      ----------      -----------

Gross profit                                           11,636,290       1,982,052        5,285,057
                                                      -----------      ----------      -----------

Costs and expenses:
  Operating                                             3,623,056         899,205          768,769
  Depreciation and amortization                           105,115          28,320           20,000
  Interest                                                 17,839             820            1,984
                                                      -----------      ----------      -----------

                                                        3,746,010         928,345          790,753
                                                      -----------      ----------      -----------

Earnings from operations                                7,890,280       1,053,707        4,494,304
                                                      -----------      ----------      -----------

Other income:
  Interest and finance charges                            212,617          22,197           56,984
  Miscellaneous                                                 -          19,506              856
  Gain on disposal of equipment                             7,377               -                -
                                                      -----------      ----------      -----------

                                                          219,994          41,703           57,840
                                                      -----------      ----------      -----------

Earnings before provision for state income taxes        8,110,274       1,095,410        4,552,144

Provision for state income taxes                           25,429               -                -
                                                      -----------      ----------      -----------

Net earnings                                          $ 8,084,845      $1,095,410      $ 4,552,144
                                                      ===========      ==========      ===========


    The accompanying notes are an integral part of the financial statements

                                 FORTRAN CORP.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
           YEAR ENDED MARCH 31, 1996 AND QUARTER ENDED JUNE 30, 1996


                                           Common      Retained
                                           Stock       Earnings        Total
                                          --------   ------------   ------------

Balance at March 31, 1995                  $15,864   $ 5,729,202    $ 5,745,066

Net earnings for the year                        -     8,084,845      8,084,845
Dividends paid                                   -    (6,587,619)    (6,587,619)
                                          --------   -----------    -----------

Balance at March 31, 1996                   15,864     7,226,428      7,242,292

Net earnings for the quarter
 ended June 30, 1996 (unaudited)                 -     1,095,410      1,095,410

Dividends paid (unaudited)                       -    (4,292,180)    (4,292,180)
                                          --------   -----------    -----------

Balance at June 30, 1996 (unaudited)       $15,864   $ 4,029,658    $ 4,045,522
                                          ========   ===========    ===========

    The accompanying notes are an integral part of the financial statements

                                 FORTRAN CORP.
                            STATEMENT OF CASH FLOWS


                                                       Year ended    Quarter ended    Quarter ended
                                                       March 31,        June 30,         June 30,
                                                          1996            1996             1995
                                                      ------------   --------------   --------------
                                                                      (Unaudited)      (Unaudited)

Cash flows from operating activities:
  Net earnings                                        $ 8,084,845      $ 1,095,410      $ 4,552,144
  Noncash items included in net earnings:
    Depreciation and amortization                         105,115           28,320           20,000
    Gain on disposal of equipment                          (7,377)               -                -
    (Increase) decrease in:
      Trade accounts receivable                        (1,231,244)       1,324,779         (433,398)
      Retentions receivable                             1,179,323                -       (1,129,019)
      Unbilled receivables                               (101,427)           5,737          (67,246)
      Other receivables                                   (91,278)          23,173            6,194
      Inventory                                         1,654,392          (40,390)       1,659,460
      Prepaid state income tax                            (17,280)          17,280                -
      Other prepaid expenses                              (82,564)         (46,508)         (17,744)
      Deposits                                           (397,228)      (1,245,972)        (437,149)
    Increase (decrease) in:
      Trade accounts payable                           (1,461,904)        (377,365)        (956,523)
      Unearned service contract revenue                  (114,780)          68,244          221,867
      Billings in excess of costs and estimated
        earnings on uncompleted contracts                 995,000          (94,364)       3,382,000
      Sales tax payable                                    36,060          (39,615)          (7,209)
      Accrued expenses payable                           (347,219)        (134,686)         (74,860)
      State income taxes payable                          (17,130)               -                -
                                                      -----------      -----------      -----------

Net cash provided (used) by operating activities        8,185,304          584,043        6,718,517
                                                      -----------      -----------      -----------

Cash flows from investing activities:
  Net collection from notes receivable                      5,000                -            5,000
  Disposal of equipment                                    11,300                -                -
  Purchase of equipment                                  (316,881)         (20,648)        (147,141)
  Net decrease in loans receivable
    from stockholders and employees                        38,140           18,298                -
  Change in cash surrender
    value - insurance                                      (4,161)               -                -
                                                      -----------      -----------      -----------

Net cash provided (used) by investing activities         (266,602)          (2,350)        (142,141)
                                                      -----------      -----------      -----------


    The accompanying notes are an integral part of the financial statements

                                 FORTRAN CORP.
                      STATEMENT OF CASH FLOWS (CONTINUED)


                                                       Year ended    Quarter ended    Quarter ended
                                                       March 31,        June 30,         June 30,
                                                          1996            1996             1995
                                                      ------------   --------------   --------------
                                                                      (Unaudited)      (Unaudited)

Cash flows from financing activities:
  Net line of credit borrowings (repayments)                    -           99,210          232,369
  Payments on notes and leases payable                    (16,785)               -           (5,402)
  Dividends paid                                       (6,587,619)      (4,292,180)      (5,437,915)
                                                      -----------      -----------      -----------

Net cash provided (used) by financing activities       (6,604,404)      (4,192,970)      (5,210,948)
                                                      -----------      -----------      -----------

Net increase (decrease) in cash                         1,314,298       (3,611,277)       1,365,428

Cash and cash equivalents at beginning of year          3,233,572        4,547,870        3,233,572
                                                      -----------      -----------      -----------

Cash and cash equivalents at end of year              $ 4,547,870      $   936,593      $ 4,599,000
                                                      ===========      ===========      ===========

Supplemental disclosure of cash flow information:
 Interest paid                                        $    17,839      $       820      $     1,984
                                                      ===========      ===========      ===========

 Taxes paid                                           $    59,749      $         0      $         0
                                                      ===========      ===========      ===========

    The accompanying notes are an integral part of the financial statements

                                 FORTRAN CORP.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996



1. Summary of significant accounting policies
   ------------------------------------------

   General - Fortran Corp. was incorporated under the laws of the State of
   -------
   Maryland. The primary business of the company is the sale, installation and service of telephone systems and related equipment.

   Cash and cash equivalents - The Company considers all highly liquid
   -------------------------
   investments with a maturity of three months or less, when purchased, to be "cash equivalents".

   Accounts receivable - Accounts receivable represents amounts due to the
   -------------------
   Company on product sales, U.S. Government receivables, various state government receivables, completed contracts, progress billings on contracts in process, and service and repair billings.

   Inventory - Inventory is stated at lower of cost or market value.  Cost is
   ---------
   determined using the first-in, first-out (FIFO) method.

   Property and equipment - Depreciation and amortization of property and
   ----------------------
   equipment is provided on the straight-line and declining balance methods.

   Income taxes - Fortran Corp. has elected to be treated as an S corporation
   ------------
   for income tax reporting purposes. This election provides that, in lieu of corporate income taxes, the taxable income and credits are reported directly by the stockholders of the Corporation. Accordingly, the financial statements do not include any provision for Federal income taxes. Some states in which the Company does business do not recognize this S Corporation status. Accordingly, provision has been made for corporate income taxes payable in those states.

   Revenues and cost recognition  -  Revenues from long-term fixed-price
   ------------------------------
   installation contracts are recognized on the percentage-of-completion method. The percentage of completion is determined by the ratio of costs incurred to estimates of total costs to be incurred. Losses on contracts are provided for in their entirety when estimates indicate that a loss will be incurred.

   Contract costs are included in cost of sales. These contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as payroll taxes and insurance. General and administrative costs are charged to expense as incurred. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income that are recognized in the period in which the revisions are determined.

   The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

   Unearned service contract revenue - Revenues from the sale of maintenance
   ---------------------------------
   service contracts are deferred and recognized ratably over the life of the contract. With the exception of one contract, the service contracts do not extend beyond twelve months.

                                 FORTRAN CORP.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996



1. Summary of significant accounting policies - continued
   ------------------------------------------------------

   Concentration of credit risk - Financial instruments that potentially subject
   ----------------------------
   the Company to credit risk include cash and cash equivalents and accounts receivable. The Company places its cash and temporary cash investments with high quality institutions. Such investments may not be covered by, or may be in excess of FDIC insurance limits. The Company operates and grants credit primarily to customers in the Washington, D.C. metropolitan area.

   Management estimates - The preparation of financial statements in conformity
   --------------------
   with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Disclosures about fair value of financial instruments
   -----------------------------------------------------

   Current assets and current liabilities - SFAS No.107, "Disclosures about Fair
   --------------------------------------
   Values of Financial Instruments," requires the disclosure of financial instruments for which it is practical to estimate the value and the methods and significant assumptions used to estimate that value. The carrying amount approximates fair value due to the short maturity of those instruments.

3. Property and equipment
   ----------------------

   Estimated useful lives used in the computation of depreciation and amortization of property and equipment are as follows:

               Transportation equipment                      5-7 years
               Furniture and office equipment               5-15 years
               Tools and equipment                          5-10 years
               Equipment held under capital leases          5-10 years
               Leasehold improvements                      10-12 years

4. Required deposits under federal income tax laws
   -----------------------------------------------

   Deposits include amounts of "required payments" under federal income tax laws in the amount of $495,170. S Corporations that file tax returns on a fiscal year basis must make "required payments" in order to retain their fiscal year. The amount of this payment is computed based on the Corporation's net income that is deemed to be deferred for income tax purposes. If the Company's net income decreases, a refund of this "required payment" can be claimed.

                                 FORTRAN CORP.
                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1996

4. Required deposits under federal income tax laws - continued
   -----------------------------------------------------------

   The Company made a payment of $1,232,274 during May 1996 to increase the balance of its "required payment" to $1,727,444. Based on income for the current year, a payment of approximately $735,000 will be required by May 15, 1997 to increase the balance of its "required payment" to approximately $2,462,444 to maintain the Company's S corporation status and fiscal year. Management is evaluating a possible change in the Company's fiscal year to a calendar year ending December 31, 1996. If such a change in accounting periods is made, the balance in the "required payment" account of $1,727,444 will be refunded to the Company and a "short year" income tax return will be filed for the nine month period ending December 31, 1996.

5. Long-term contract in process
   -----------------------------

   The Company is providing services under a long-term contract with a federal government agency for the installation, maintenance and support of telephone, voice mail, and computer network systems. The contract provides for full payment upon installation and acceptance by the government. However, the Company is obligated to provide support and maintenance services for a period of five years after acceptance of the system.

Costs, estimated earnings and billings on the uncompleted contract as of March 31, are as follows:


                                                              1996
                                                          -----------
       Costs and estimated earnings                       $21,491,453
       Billings                                            23,373,453
                                                          -----------
                                                          $ 1,882,000
                                                          ===========

The above amounts are included in the balance sheet under the caption "Costs and estimated earnings in excess of billings on uncompleted contracts," as follows:

                                                              1996
                                                          -----------
       Current                                            $   702,500
       Long-term                                            1,179,500
                                                          -----------
                                                          $ 1,882,000
                                                          ===========

6. Commitments and contingent liabilities
   --------------------------------------

   Line of credit - The Company has a line of credit with Crestar Bank for
   --------------
   $2,000,000, secured by corporate assets and personally guaranteed by the Company's two stockholders. The financing agreement contains requirements for maintaining certain financial ratios and the bank reserves the right to review each request over $1,000,000 and to use its discretion to advance funds over that amount. The line of credit is payable on demand, with interest at prime plus one-half percent (.50%), payable monthly. There was no outstanding balance on the line of credit as of March 31, 1996.

                                 FORTRAN CORP.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996



6. Commitments and contingent liabilities (continued)
   --------------------------------------------------

   Leases - The Company leases office and warehouse space in Newington, Virginia
   ------
   and Baltimore, Cumberland and Cambridge, Maryland. The ten year lease on the Newington office provides for annual increases based on consumer price index increases beginning the fifth year, limited to 3% of the previous year's base rent. In addition, the Company has four renewal options of five years each at escalating rental amounts and an option to terminate the lease at any time after six years by giving six months notice and paying a termination fee of varying amounts ranging from $10,000 to $44,525, depending on the date of termination. As an inducement to enter into the lease, Fortran Corp. received twelve months at half rent. The total base rent, net of the reduced rental period, has been charged to operations ratably over the life of the lease. All other office leases do not extend past twelve months. The Company also leases vehicles under non-cancelable operating leases extending to March 1998. Vehicle leases entered into during 1996 have been prepaid. Rent expense for offices and vehicles in 1996 was $308,019.

   The future minimum annual rental commitments are as follows:

                                               Total
Year ended       Office                       Minimum
March 31,        Space          Vehicles       rent
-------------   --------        --------      --------
1997            $146,054        $ 67,081      $213,135
1998             143,229           4,318       147,547
Thereafter             -               -             -
                --------        --------      --------

                $289,283        $ 71,399      $360,682
                ========        ========      ========


   Product warranty costs - The Company generally provides customers with
   ----------------------
   warranties ranging from 90 days to two years covering the costs of materials and labor. Product warranty costs in excess of those covered by the manufacturers warranty are expensed as incurred. A provision for product warranty costs has not been made because management believes the amount is not subject to reasonable estimation, with the exception of one contract which specifically obligates the Company to maintain a service technician on site for a period of five years, which expires in 1997.

7. Profit sharing plan
   -------------------

   The Company has a contributory profit sharing plan covering substantially all employees. The plan allows employees to make voluntary contributions, subject to certain limitations. The Company's contributions to the plan are at the discretion of the Board of Directors. During the current year the Company elected to match 20% contributed by each employee, limited to 5% of the employee's salary. The total pension expense was $17,301 for the year ending March 31, 1996.

                                 FORTRAN CORP.
                         NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1996



8. Significant customer
   --------------------

   Revenue earned from one contract with a federal government agency amounted to $10,735,328 for the year ended March 31, 1996, which represents approximately 51% of total sales. The total amount due from this customer at March 31, 1996 was $2,056,632 which represents approximately 63% of accounts receivable, including retentions.

9. Subsequent events
   -----------------

   On August 21, 1996, the Company entered into a letter of intent with U.S. Office Products Company (U.S. Office Products) whereby the Company agreed to merge with U.S. Office Products. Pursuant to the letter of intent, the Company's stockholders will exchange all of the outstanding shares of the Company's common stock for 1,100,000 shares of U.S. Office Products' Common Stock.

                               PC DIRECT LIMITED

                             FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED 31 MARCH 1996

PC DIRECT LIMITED
-----------------

DIRECTORS' REPORT
-----------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------


The Board of Directors present this report and accompanying financial statements with the auditor's report thereon for the year ended 31 March 1996.

ACTIVITIES

There have been no changes in the principal activities of the company during the year.


                                                               Consolidated    Parent
                                                               $               $
RESULTS AND DISTRIBUTIONS

Net profit after tax                                           1,119,031       1,095,904

Add: retained earnings brought forward from 1 April 1995       2,439,867       2,486,874
                                                               ---------       ---------

                                                               3,558,898       3,582,778

Deduct: taxable bonus share issue from retained earnings       1,937,500       1,937,500

        transfer to foreign currency translation reserve          14,383               -
                                                               ---------       ---------

Retained earnings carried forward 31 March 1996                1,607,015       1,645,278
                                                               =========       =========

STATE OF AFFAIRS

The profit earned for the year is consistent with the Directors' expectations, and the state of the company's affairs is considered to be satisfactory. No transfers to reserves are proposed.


DIVIDEND

No dividends be proposed for the year ended 31 March 1996.

AUDITORS

The auditors, KPMG, continue in office in accordance with section 163(3) of the Companies Act 1955.


SHARE DEALINGS

On 1 April 1995 the issued share capital was increased to $2,000,000 fully paid $1 ordinary A shares by means of a taxable bonus issued from retained earnings.

On 3 May 1995 a further 312,288 fully paid ordinary A shares were issued and PCD Investments Ltd., a wholly owned subsidiary of Direct Capital Management Ltd., a New Zealand publicly listed company, purchased 25% of the ordinary A shares of the company.

For and behalf of the Board


                            Director                                  Director
-------------------------                -------------------------
                            Date                                      Date
-------------------------                -------------------------

PC DIRECT LIMITED
-----------------

STATEMENT OF FINANCIAL POSITION
-------------------------------

AS AT 31 MARCH 1996
-------------------

                                             Notes   Consolidated                    Parent
                                                     1996            1995            1996            1995
                                                        $               $               $               $
                                                     ----            ----            ----            ----
EQUITY

Issued share capital                             3       2,312,288          62,500       2,312,288          62,500
Share premium                                    3       1,846,712               -       1,846,712               -
Foreign currency translation reserve                        14,383               -               -               -
Retained earnings                                        1,607,015       2,439,867       1,645,278       2,486,874
                                                         ---------       ---------       ---------       ---------
                                                         5,780,398       2,502,367       5,804,278       2,549,374
                                                         =========       =========       =========       =========
REPRESENTED BY:
NON CURRENT ASSETS

Fixed assets                                     4       4,066,170         931,850       4,053,354         917,440
Investment in subsidiary companies                              -                -         306,191         122,231
Deferred tax                                     6          25,586         389,371          25,586         389,371
Goodwill                                        15         122,550               -               -               -
                                                         ---------       ---------       ---------       ---------
                                                         4,214,306       1,321,221       4,385,131       1,429,042
CURRENT ASSETS


Cash and bank                                              492,918         489,326         313,936         382,139
Accounts receivable                              7       3,450,915       1,702,397       3,378,572       1,688,006
Tax receivable                                              52,685               -          65,559               -
Inventories                                      8       4,932,349       5,421,630       4,897,462       5,389,687
Due from directors                                             990               -             990               -
                                                         ---------       ---------       ---------       ---------
                                                         8,929,857       7,613,353       8,656,519       7,459,832
CURRENT LIABILITIES

Accounts payable                                 9       5,689,356       5,954,401       5,588,741       5,616,210
GST payable                                                125,760         147,417         122,944         147,417
Due to directors                                                 -          50,519               -          50,519
Tax payable                                                      -         128,139               -         128,139
Current portion of finance leases               11          31,138               -          31,138               -
Due to related companies                                         -               -         140,683         397,215
                                                         ---------       ---------       ---------       ---------
                                                         5,846,254       6,280,476       5,883,506       6,339,500
MINORITY INTEREST                                          163,645         151,731               -               -

TERM LIABILITIES

Finance leases                                  11         113,866               -         113,866               -
BNZ mortgage                                    14       1,240,000               -       1,240,000               -
                                                         ---------       ---------       ---------       ---------
                                                         1,353,866               -       1,353,866               -

NET ASSETS                                               5,780,398       2,502,367       5,804,278       2,549,374
                                                         =========       =========       =========       =========

The accompanying notes form part of and are to be read in conjunction with these financial statements.

On behalf of the board.

_________________________   Director      __________________________   Director

_________________________   Director      __________________________   Director

PC DIRECT LIMITED
-----------------

STATEMENT OF FINANCIAL PERFORMANCE
----------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------

                                         Notes   Consolidated                    Parent
                                                 1996            1995            1996              1995
                                                     $               $               $                 $
                                                 -----           -----           -----             -----
SALES                                                 55,070,234      45,624,759      54,876,339      45,624,759
                                                      ==========      ==========      ==========      ==========

NET PROFIT  FROM OPERATIONS                            1,704,548       2,544,136       1,668,050       2,602,895

After including:

Forgiveness of management fees              13           529,362               -         529,362               -
Interest received                                        106,638          18,035         106,188          18,035
Foreign exchange gains                                    38,192               -          38,192               -

After charging:

Auditor remuneration:
  Audit services                                          22,000          15,000          22,000          15,000
  Other services                                          45,000           9,000          45,000           9,000
Bad debts - written off                                   24,133          23,447          22,913          23,447
Directors' fees                                           11,667               -          11,667               -
Depreciation                                             326,326         202,393         326,251         202,393
Interest                                                  50,665          28,662          50,665          28,662
Rentals                                                  325,477         313,025         323,119         313,025
Amortization of goodwill                    15             6,450               -               -               -
Foreign exchange losses                                        -          33,697               -          33,697

NET PROFIT BEFORE TAX                                  1,704,548       2,544,136       1,668,050       2,602,895

TAX                                          5           585,168         859,063         572,146         859,063
                                                         -------         -------         -------         -------

NET PROFIT AFTER TAX                                   1,119,380       1,685,073       1,095,904       1,743,832

Minority share of subsidiary losses/
  (profits)                                                 (349)         11,752               -               -

NET PROFIT                                             1,119,031       1,696,825       1,095,904        1,743,832
                                                       =========       =========       =========        =========

The accompanying notes form part of and are to be read in conjunction with these financial statements.

PC DIRECT LIMITED
-----------------

STATEMENT OF MOVEMENTS IN EQUITY
--------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------

                                         Notes         Consolidated              Parent
                                                       1996          1995        1996              1995
                                                          $             $           $                 $
                                                       ----          -----       -----             -----
Equity at 1 April                                     2,502,367      1,368,042   2,549,374         1,368,042

Net profit after tax                                  1,119,031      1,696,825   1,095,904         1,743,832
Share issue                                           2,159,000              -   2,159,000                 -
                                                      ---------      ---------   ---------         ---------

Dividends paid                                        5,780,398      3,064,867   5,804,278         3,111,874
                                                              -       (562,500)          -          (562,500)
                                                      ---------      ---------   ---------         ---------

Equity at 31 March                                    5,780,398      2,502,367   5,804,278         2,549,374
                                                      =========      =========   =========         =========


The accompanying notes form part of and are to be read in conjunction with these financial statements.

PC DIRECT LIMITED
-----------------

STATEMENT OF CASH FLOWS
-----------------------

AS AT 31 MARCH 1996
-------------------

                                           Consolidated                             Parent
                                                    1996               1995                1996               1995
                                                       $                  $                   $                  $
                                                    ----               ----                ----               ----
CASH FLOWS FROM OPERATING
ACTIVITIES

Cash was provided from:

Receipts from customers                      53,121,971         45,473,890          52,981,659         45,488,281
Interest                                        106,638             18,035             106,188             18,035
Other income                                     97,926            124,689              97,926            124,689
                                                 ------            -------              ------            -------
                                             53,326,535         45,616,614          53,185,773         45,631,005
Cash was applied to:

Cash paid to suppliers and employees        (52,772,320)       (43,036,976)        (52,640,572)       (43,050,733)
Interest                                        (50,075)           (28,662)            (50,075)           (28,662)
Income tax paid                                (402,207)        (1,120,296)           (402,059)        (1,120,296)
                                               --------         ----------            --------         ----------
                                            (53,224,602)       (44,185,934)        (53,092,706)       (44,199,691)
                                            -----------        -----------         -----------       ------------
NET CASH FLOWS FROM
OPERATING ACTIVITIES                            101,933          1,430,680              93,067          1,431,314
                                                =======          =========              ======          =========
CASH FLOWS FROM INVESTING
ACTIVITIES

Cash was applied to:

Purchase of fixed assets
Investment in subsidiary company             (3,642,345)          (588,731)         (3,521,314)          (574,321)
                                                      -                  -            (183,960)          (122,231)
                                             ----------           --------          ----------           --------
NEW CASH FLOWS FROM INVESTING
ACTIVITIES                                   (3,642,345)          (588,731)         (3,705,274)          (696,552)
                                             ==========           ========          ==========           ========
CASH FLOWS FROM FINANCING
ACTIVITIES

Cash was provided from:

Issue of shares
Finance leases                                2,159,000                  -           2,159,000                  -
BNZ mortgage                                    145,004                  -             145,004                  -
                                              1,240,000                  -           1,240,000                  -
Cash was applied to:

Dividends paid                                        -           (562,500)                  -           (562,500)
                                              ---------           --------           ---------           --------

NET CASH FLOWS FROM
FINANCING ACTIVITIES                          3,544,004           (562,500)          3,544,004           (562,500)
                                              =========           ========           =========           ========

PC DIRECT LIMITED
-----------------

STATEMENT OF CASH FLOWS (continued)
-----------------------------------

AS AT 31 MARCH 1996
-------------------

                                                  Consolidated                        Parent
                                                  1996            1995             1996             1995
                                                     $               $                $                $
                                                  ----            ----             ----             ----
SUMMARY OF NET CASH FLOWS FROM:

Operating activities                                 101,933       1,430,680           93,067        1,431,314
Investing activities                              (3,642,345)       (588,731)      (3,705,274)        (696,552)
Financing activities                               3,544,004        (562,500)       3,544,004         (562,500)
                                                   ---------        --------        ---------         --------

Increase (decrease) in cash                            3,592         279,449          (68,203)         172,262
Cash at beginning of period                          489,326         209,877          382,139          209,877
                                                     -------         -------          -------          -------
Cash at end of period                                492,918         489,326          313,936          382,139
                                                     =======         =======          =======          =======

RECONCILIATION OF NET CASH FLOWS FROM
OPERATING ACTIVITIES

Net profit after Tax                               1,119,031       1,696,825        1,095,904        1,743,832

ADD

Depreciation and loss on disposal                    385,475         202,393          385,400          202,393
Increase in due to related company                         -               -                -           97,940
Decrease in inventory                                489,281               -          492,225                -
Increase in accounts payable                               -       1,954,372                -        1,915,456
Increase in amount due to directors                        -          50,519                -           50,519
Increase in tax payable                                    -         128,139                -          128,139
Decrease in due from related companies                     -         207,096                -          207,096
Increase in minority interest                         11,914         151,731                -                -
Decrease in deferred tax                             363,785               -          363,785                -
                                                   ---------       ---------        ---------        ---------
                                                   1,250,455       2,694,250        1,241,410        2,601,543
DEDUCT

Decrease in accounts payable                         265,045               -           27,469                -
Decrease in GST payable                               21,657           9,637           24,473            9,637
Decrease in due to related companies                       -              -           256,532                -
Decrease in tax payable                              128,139              -           128,139                -
Increase in accounts receivable                    1,748,518        121,903         1,690,566          107,512
Increase in amount due from directors                 51,509              -            51,509                -
Increase in tax receivable                            52,685              -            65,559                -
Increase in inventories                                    -              -                 -                -
Increase in deferred tax                                   -      2,439,484                 -        2,407,541
                                                           -        389,371                 -          389,371
                                                   ---------      ---------         ---------        ---------
                                                   2,267,553      2,960,395         2,244,247        2,914,061

Net cash flows from operating activities             101,933      1,430,680            93,067        1,431,314
                                                     =======      =========            ======        =========

The accompanying notes form part of and are to be read in conjunction with these financial statements.

PC DIRECT LIMITED
-----------------

NOTES TO THE FINANCIAL STATEMENTS
---------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------


1.   STATEMENT OF ACCOUNTING POLICIES

        Reporting Entity

        PC Direct Limited is registered under the Companies Act 1955. The group consists of PC Direct Limited, its subsidiary Orbit Software Ltd., and its in-substance subsidiary, PC Direct (Taiwan) Co. Ltd. The financial statements of PC Direct Limited have been prepared in accordance with the Companies Act 1955 and Financial Reporting Act 1993.

        Measurement Base

        The accounting principles recognized as appropriate for the measurement and reporting of earnings and financial position, on a historical cost basis, have been followed by the company.

        Basis of Consolidation

        The consolidated financial statements have been prepared using the purchase method. All significant inter-company items and transactions have been eliminated.

        PC Direct (Taiwan) Co. Ltd. is considered to be an in-substance subsidiary as it is merely an extension of the company's operations. PC Direct Limited funds 80% of administrative costs of PC Direct (Taiwan) Co. Ltd. and PC Direct Australia, an unrelated party, funds the remaining 20%. PC Direct (Taiwan) Co. Ltd. has a 31 December year end and has been consolidated using the unaudited financial statements for the year ended 31 December 1995.

        Orbit Software Ltd. is an independent operation of the parent. PC Direct Limited owns all the shares in Orbit Software Ltd. at balance date. Orbit Software Ltd. has a 31 March year end and has been consolidated using unaudited accounts for the year ended 31 March 1996.

        Goodwill

        Goodwill arising on the acquisition of Orbit Software Ltd. is to be amortized on a straight line basis over 20 Years.

        Fixed Assets

        Fixed assets are recorded at historical cost less accumulated depreciation.

        Depreciation

        Fixed assets are depreciated on a straight line basis, at rate which will write off the cost over their estimated useful lives as follows:

               Plant and Equipment                       5  Years
               Leasehold Improvements                    5  Years
               Information Technology                    3  Years
               Buildings                                 33 Years

PC DIRECT LIMITED
-----------------

NOTES TO THE FINANCIAL STATEMENTS (continued)
---------------------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------

        Inventories

        Inventories are valued at the lower of cost determined on a first in first out basis and net realizable value. Cost of work in progress includes direct materials, direct labor and a portion of the manufacturing overhead.

        Tax

        The income tax expense charged to the statement of financial performance includes both current and deferred tax calculated using the liability method.

        Tax effect accounting has been applied on a comprehensive basis to all timing differences. A debit balance in the deferred tax account, arising from timing differences or income tax benefits from income tax losses, is only recognized if there is virtual certainty of realization.

        Accounts Receivable

        Accounts receivable are shown at their net realizable value.

        Foreign Currency Transactions

        Transactions in foreign currencies are converted into New Zealand dollars at the rate of exchange ruling at the date of the transaction.

        At balance date, foreign currency monetary assets and liabilities are translated at the closing rate and exchange variations arising from these transactions are included in the statement of financial performance as operating items.

        Cash Flow Statement

        Operating cash flows represent cash received from customers and paid to suppliers and employees and all other cash flows that are not related to investing or financing activities.

        Investing cash flows represent cash flows arising from the acquisition and divestment of investments and productive assets.

        Financing cash flows represent cash flows arising from cash transactions affecting the capital structure of the company, cash flows from debt financing activities and dividends.

        Financial Instruments

        The company has the following classes of financial instruments:

               [_]  Cash and bank
               [_]  Trade and other accounts receivable and payable
               [_]  Finance leases
               [_]  Bank of New Zealand Ltd mortgage

        These financial instruments are valued at their estimated net realizable value.

PC DIRECT LIMITED
-----------------

NOTES TO THE FINANCIAL STATEMENTS (continued)
---------------------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------

        Finance Leases

        Finance leases are capitalized and interest expense is accounted for on an actuarial basis.

        Comparative Figures

        Certain comparative figures have been reclassified to conform to the financial presentation adopted in the current year.

        Changes In Accounting Policy

        There have been no material changes in accounting policies during the year. All policies have been applied on a basis consistent with those in previous years.

        Early Adoption of Financial Reporting Standards

        The company has elected to adopt the amendments to FRS 9 notified in the Government Gazette dated 30 May 1996.

PC DIRECT LIMITED
-----------------

NOTES TO THE FINANCIAL STATEMENTS (continued)
---------------------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------

2.      NATURE OF BUSINESS

        PC Direct Limited is in the business of personal computer assembly and sales. These activities are carried on in New Zealand.

                                         Notes      Consolidated                Parent
                                                            1996         1995            1996         1995
                                                               $            $               $            $
                                                            ----         ----            ----         ----
3.      SHARE CAPITAL

        Authorized, Issued and
        Fully Paid
         Ordinary A shares of $1 each                  2,312,288       62,500       2,312,288       62,500
                                                       =========       ======       =========       ======

        On 1 April 1995 the issued share capital was increased to $2,000,000 fully paid $1 ordinary A shares by means of a taxable bonus issued from retained earnings.

        On 3 May 1995 a further 312,288 fully paid $1 ordinary A shares were issued and PCD Investments Ltd ,a wholly owned subsidiary of Direct Capital Management Ltd, a New Zealand publicly listed company, purchased 25% of the ordinary A shares of the company. The issue included a premium on the shares of $ 1,846,712.

4.      FIXED ASSETS

        Plant and equipment at cost                       819,497        378,547        803,634       364,137
        Accumulated depreciation                         (207,557)      (119,002)      (203,603)     (119,002)
                                                         --------       --------       --------      --------
                                                          611,940        259,545        600,031       245,135

        Leasehold alterations at cost                     374,004        350,104        374,004       350,104
        Accumulated depreciation                         (165,069)      (122,884)      (165,069)     (122,884)
                                                         --------       --------       --------      --------
                                                          208,935        227,220        208,935       227,220

        Information technology at cost                    594,694        649,617        593,743       649,617
        Accumulated depreciation                         (312,294)      (204,532)      (312,250)     (204,532)
                                                         --------       --------       --------      --------
                                                          282,400        445,085        281,493       445,085

        Buildings                                       2,242,298              -      2,242,298             -
        Accumulated depreciation                          (29,403)             -        (29,403)            -
                                                          -------             --        -------            --
                                                        2,212,895              -      2,212,895             -

        Land                                              750,000              -        750,000             -

        Total fixed assets                              4,066,170        931,850      4,053,354       917,440
                                                        =========        =======      =========       =======

PC DIRECT LIMITED
-----------------

NOTES TO THE FINANCIAL STATEMENTS (continued)
---------------------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------

                                                 Notes         Consolidated                  Parent
                                                                       1996           1995           1996           1995
                                                                          $              $              $              $
                                                                      -----          -----          -----          -----
5.      INCOME TAX

         Net profit before tax                                    1,704,548      2,544,136      1,668,050      2,602,895
                                                                  =========      =========      =========      =========

         Tax at 33 cents on the dollar                              562,501        839,565        550,457        858,955

         Tax effect of permanent differences                         22,667         19,498         21,689            108
                                                                    -------       --------        -------       --------

         Taxation Charge                                            585,168        859,063        572,146        859,063
                                                                    =======       ========        =======       ========

         The taxation charge is represented by:
         Current tax                                                221,383      1,248,434        208,361      1,248,434
         Deferred tax                                               363,785       (389,371)       363,785       (389,371)
                                                                    -------       --------        -------       --------
                                                                    585,168        859,063        572,146        859,063
                                                                    =======       ========        =======       ========

6.      DEFERRED TAX

         Opening Balance                                            389,371              -        389,371              -
         Deferred tax                                              (363,785)       389,371       (363,785)       389,371
                                                                   --------        -------       --------        -------
         Closing Balance                                             25,586        389,371         25,586        389,371
                                                                    =======        =======       ========        =======

7.      ACCOUNTS RECEIVABLE



         Trade accounts receivable                                3,431,683      1,665,048      3,359,340      1,665,048
         Other receivables                                           19,232         37,349         19,232         22,958
                                                                  ---------      ---------      ---------      ---------
                                                                  3,450,915      1,702,397      3,378,572      1,688,006
                                                                  =========      =========      =========      =========

8.      INVENTORIES

         Stock on hand                                            4,317,827      4,737,232      4,282,940      4,705,289
         Stock in transit                                           614,522        684,398        614,522        684,398
                                                                  ---------      ---------      ---------      ---------
                                                                  4,932,349      5,421,630      4,897,462      5,389,687
                                                                  =========      =========      =========      =========

9.      ACCOUNTS PAYABLE

         Trade accounts payable                                   4,537,216      4,757,011      4,436,601      4,355,350
         Other payables                                           1,152,140      1,197,390      1,152,140      1,260,860
                                                                  ---------      ---------      ---------      ---------
                                                                  5,689,356      5,954,401      5,588,741      5,616,210
                                                                  =========      =========      =========      =========

PC DIRECT LIMITED
-----------------

NOTES TO THE FINANCIAL STATEMENTS (continued)
---------------------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------

                                          Notes      Consolidated                  Parent
                                                             1996            1995           1996           1995
                                                                $               $              $              $
                                                            -----           -----         ------          -----

10.     OPERATING LEASE COMMITMENTS

         Lease commitments under non-
         cancellable operating leases
         include:

         Less than 1 year                                 201,884         346,411        201,884        322,751
         1 to 2 years                                     189,699         308,877        189,699        308,877
         2 to 5 years                                      42,817          69,365         42,817         69,365
         5 years and over                                       -               -              -              -
                                                          -------         -------        -------        -------
                                                          434,400         724,653        434,400        700,993
                                                          =======         =======        =======        =======

11.     FINANCE LEASE COMMITMENTS

         Lease commitments under non-
         cancellable finance leases include:

         Less than 1 year                                  31,138               -         31,138              -
         1 to 2 years                                      34,563               -         34,563              -
         2 to 5 years                                      79,303               -         79,303              -
         5 years and over                                       -               -              -              -
                                                           -------        -------        -------        -------
                                                           145,004              -        145,004              -
                                                           =======        =======        =======        =======

12.     IMPUTATION CREDIT ACCOUNT

         Balance 1 April                                 1,399,323        556,079      1,399,323        556,079

         Add:  Income taxes paid                           400,676      1,120,296        400,528      1,120,296
         Less: imputation credits attaching
               to taxable bonus issue                     (954,291)             -       (954,291)             -
               to dividend                                       -       (277,052)             -       (277,052)
                                                          --------       --------       --------       --------

         Balance 31 March                                  845,708      1,399,323        845,560      1,399,323
                                                           =======      =========        =======      =========
         At balance date the imputation
         credits available to the
         shareholders of the parent
         company were:

         Through direct shareholding in the
         parent company                                    845,560      1,399,323        845,560      1,399,323
         Through Orbit Software Ltd.                           148              -              -              -
                                                           845,708      1,399,323        845,560      1,399,323
                                                           =======      =========        =======      =========

PC DIRECT LIMITED
-----------------

NOTES TO THE FINANCIAL STATEMENTS (continued)
---------------------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------


13.     RELATED PARTY TRANSACTIONS

        Management fees of $529,362 were forgiven by Michael Peng a director and shareholder of the company.

        The company purchases hardware components from PC Direct (Taiwan) Co. Ltd on normal trade terms. At balance date the amount owing is $140,683 (1995 $397,215).

        The company purchases software from and sells computer hardware to Orbit Software Ltd., a wholly owned subsidiary company, on normal trade terms.

14.     MORTGAGE

        The company has a mortgage with the Bank of New Zealand Ltd. totaling $1,240,000 (1995 Nil) secured by Lot 67 DP163133 CT 98B/645 (North
        Auckland Registry). The interest rate at balance date is 8.80% and the term is 5 years.

15.     GOODWILL

                                       Notes               Consolidated                Parent
                                                                   1996          1995         1996         1995
                                                                      $             $            $            $
                                                                   ----          ----         ----         ----
        Opening Balance                                               -             -            -            -
        Goodwill on acquisition                                 129,000             -            -            -
        Amortization                                              6,450             -            -            -
                                                                -------            --           --           --
        Closing Balance                                         122,550             -            -            -
                                                                =======            ==           ==           ==

PC DIRECT LIMITED
-----------------

NOTES TO THE FINANCIAL STATEMENTS (continued)
---------------------------------------------

FOR THE YEAR ENDED 31 MARCH 1996
--------------------------------

16.     FINANCIAL INSTRUMENTS

        Foreign Exchange Risk

        Financial instruments that subject the company to foreign exchange risk consists primarily of accounts payable.

        No off balance sheet financial instruments are utilized by the company to hedge this exposure.

        Credit Risk

        Financial instruments which potentially subject the company to credit risk consist primarily of accounts receivable. No collateral is required by the company to support financial instruments subject to credit risk.

        Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers included in the company's customer base. The company places its cash, short term investments and foreign exchange dealings with high credit quality financial institutions.

        Interest Rate Risk

        The following borrowings of the company are sensitive to changes in interest rates: finance leases, bank loans and overdrafts.

        The company manages this risk by adopting a policy of ensuring that its exposure to changes in interest rates is on a floating rate basis.

        Fair Values

        The carrying amount of cash, accounts receivable, accounts payable, finance leases and bank loans approximates fair value. Adequate provisions are held in respect of accounts receivable.

                        BAY STATE COMPUTER GROUP, INC.

                             --------------------

                         FINANCIAL STATEMENTS FOR THE
                      YEARS ENDED MARCH 31, 1996 AND 1995
                  (With Independent Auditor's Report Thereon)

[LOGO OF PMN APPEARS HERE]


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



BAY STATE COMPUTER GROUP, INC.
  Boston, Massachusetts


We have audited the accompanying balance sheets of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the related statements of earnings and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay State Computer Group, Inc. as of March 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                   [SIGNATURE APPEARS HERE]
                                                  Certified Public Accountants



May 23, 1996, except for Note N
as to which the date is
October 14, 1996



                        [LETTERHEAD OF PARENT, MCLAUGHLIN & NANGLE APPEARS HERE]

                        BAY STATE COMPUTER GROUP, INC.
                        ------------------------------

                                BALANCE SHEETS
                                --------------

                                                               March 31                    June 30
                                                      --------------------------  --------------------------
                   ASSETS                                1996          1995           1996          1995
                   ------                             -----------  -------------  ------------  ------------
                                                                   (As Restated)  (Unaudited)   (Unaudited)
CURRENT ASSETS:
  Cash                                                $   205,212   $    94,332   $        --   $        --
  Accounts receivable, net of allowance for doubt-
    ful accounts of $25,000 in 1996 and 1995           11,812,629     8,088,601    10,345,594     7,977,147
  Inventory                                             1,699,307     1,101,552     2,121,383     1,924,005
  Prepaid expenses and other current assets                84,021        68,847        37,458       122,490
  Due from affiliates                                     851,337        89,596     1,279,669       507,618
  Refundable income taxes                                      --            --        92,790        42,214
  Deferred income taxes                                    84,500        48,000        84,500        48,000
                                                      -----------   -----------   -----------   -----------
    TOTAL CURRENT ASSETS                               14,737,006     9,490,928    13,961,394    10,621,474

LEASED EQUIPMENT, net of accumulated
  depreciation of $64,710 in 1996
  and $58,166 in 1995                                       8,725        28,760        33,525         5,355

FURNITURE, EQUIPMENT, AND IMPROVEMENTS                    262,577       424,825       262,459       419,549

OTHER ASSETS                                              143,178        97,718       176,497        97,718
                                                      -----------   -----------   -----------   -----------

                                                      $15,151,486   $10,042,231   $14,433,875   $11,144,096
                                                      ===========   ===========   ===========   ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------

CURRENT LIABILITIES:
  Note payable to bank                                $ 5,700,000   $ 3,200,000   $ 5,342,472   $ 4,667,583
  Note payable to stockholder                           1,200,000       428,906     1,200,000       437,483
  Accounts payable                                      5,089,706     4,597,997     3,922,059     3,850,420
  Accrued expenses and payroll withholdings               846,878       392,849       646,386       412,516
  Federal and state income taxes                          311,737        60,786            --            --
  Deferred revenue                                        261,624       249,549       254,628       242,441
  Due to affiliates                                        39,034       240,946        73,418       144,845
                                                      -----------   -----------   -----------   -----------
    TOTAL CURRENT LIABILITIES                          13,448,979     9,171,033    11,438,963     9,755,288

STOCKHOLDERS' EQUITY:
  Common stock - no par value:
  Authorized, 12,500 shares;
  Issued and outstanding, 1,000 shares                     20,000        20,000        20,000        20,000
  Retained earnings                                     1,682,507       851,198     2,974,912     1,368,808
                                                      -----------   -----------   -----------   -----------
                                                        1,702,507       871,198     2,994,912     1,388,808
                                                      -----------   -----------   -----------   -----------
                                                      $15,151,486   $10,042,231   $14,433,875   $11,144,096
                                                      ===========   ===========   ===========   ===========

                                                      [LOGO OF PMN APPEARS HERE]

 See notes to financial statements.

                        BAY STATE COMPUTER GROUP, INC.
                        ------------------------------

                 STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                 --------------------------------------------



                                       Year ended March 31         Quarter ended June 30
                                   ----------------------------  --------------------------
                                       1996           1995           1996          1995
                                   -------------  -------------  ------------  ------------
                                                  (As Restated)  (Unaudited)   (Unaudited)

REVENUES:
  Equipment sales                   $56,623,077    $39,918,093   $16,036,905   $12,413,790
  Service and engineering             2,478,173      1,908,612     2,445,633       526,733
  Equipment lease income                122,521        149,427        38,523        29,626
  Interest income                       105,644         40,725        22,158        25,370
  Other income                          163,699         60,420         8,647         6,678
                                    -----------    -----------   -----------   -----------
                                     59,493,114     42,077,277    18,551,866    13,002,197
COSTS AND EXPENSES:
  Cost of equipment sales            49,061,953     35,208,144    14,939,798    10,861,369
  Service and engineering             1,417,621      1,039,599       409,853       309,522
  Operating expenses                  7,142,020      4,851,256     1,790,965     1,204,329
  Inventory adjustment                       --         93,691            --            --
  Interest expense                      268,455        215,760        73,812        59,190
  Depreciation and amortization         245,632        170,038        45,033        17,177
                                    -----------    -----------   -----------   -----------
                                     58,135,681     41,578,488    17,259,461    12,451,587
                                    -----------    -----------   -----------   -----------
EARNINGS BEFORE INCOME TAXES          1,357,433        498,789     1,292,405       550,610
                                    -----------    -----------   -----------   -----------

INCOME TAX EXPENSE (BENEFIT):
  Current                               562,624        222,209            --        33,000
  Deferred                         (     36,500)        21,700            --            --
                                    -----------    -----------   -----------   -----------
                                        526,124        243,909            --        33,000
                                    -----------    -----------   -----------   -----------

NET EARNINGS                            831,309        254,880     1,292,405       517,610

RETAINED EARNINGS,
  beginning of period                   851,198        596,318     1,682,507       851,198
                                    -----------    -----------   -----------   -----------

RETAINED EARNINGS,
  end of period                     $ 1,682,507    $   851,198   $ 2,974,912   $ 1,368,808
                                    ===========    ===========   ===========   ===========



 See notes to financial statements.

                        BAY STATE COMPUTER GROUP, INC.
                        ------------------------------

                           STATEMENTS OF CASH FLOWS
                           ------------------------

                                                                  Year ended March 31       Quarter ended June 30
                                                               -------------------------  -------------------------
                                                                  1996          1995          1996         1995
                                                               -----------  ------------  ------------  -----------
                                                                           (As Restated)  (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net earnings                                                  $  831,309  $    254,880    $1,292,405   $  517,610
 Adjustments to reconcile
  net earnings to net cash provided
  by (used by) operating activities:
    Depreciation and  amortization                                245,632       170,038        45,033       17,177
    Provision for doubtful accounts                                 --       (   20,000)        --           --
    Provision for obsolete inventory                               35,000    (   40,415)        --     (       300)
    Deferred income taxes                                       (  36,500)       21,700         --           --
    Net (increase) decrease in:
      Accounts receivable                                      (3,724,028)   ( 3,791,479)   1,467,035      111,454
      Inventory                                                (  632,755)   (   212,613) (   422,076) (   822,153)
      Leased equipment                                             20,035    (    19,308) (    24,800)      23,405
      Prepaid expenses and other current assets                (   15,174)   (     4,427)      46,563  (    53,643)
      Due from stockholder                                          --             3,000        --           --
      Due to/from affiliates                                   (  405,298)       541,575      610,685  (   298,003)
      Refundable federal and state income taxes                     --            31,585  (    92,790) (    42,214)
      Other assets                                             (   24,096)   (        74) (    33,319)       --
    Net increase (decrease) in:
      Accounts payable and accrued expenses                       945,738      2,325,628  ( 1,368,139) (   727,910)
      Accrued interest                                         (  188,906)        31,771        --           8,577
      Federal and state income taxes                              250,951         60,786  (   311,737) (    60,786)
      Deferred revenue                                             12,075         55,615  (     6,996) (     7,108)
                                                             ------------   ------------ ------------ ------------
 Total adjustments                                             (3,517,326)  (   846,618)  (    90,541) ( 1,851,504)
                                                             ------------   ------------ ------------ ------------
 Net cash provided by (used by)
  operating activities                                         (2,686,017)  (   591,738)  ( 1,201,864) ( 1,333,894)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Receipts from stockholder                                             --         87,400         --           --
 Net advances to affiliates                                    (  558,355)         --     ( 1,004,633) (   216,120)
 Acquisitions of furniture,
   equipment and improvements                                  (   83,384)  (    408,453) (    44,915) (    11,901)
 Increase in cash surrender
   value of officers' life
     insurance                                                 (   21,364)  (     30,410)       --           --
 Proceeds from surrender of
  officers' life insurance
  policies                                                          --           38,249          --           --
                                                             ------------   ------------ ------------ ------------
 Net cash used by investing
  activities                                                   (  663,103)   (   313,214) ( 1,049,548)     228,021)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from note payable to
    stockholder                                                 1,200,000            --            --           --
 Repayment of note payable to
    stockholder                                                (  240,000)           --            --           --
 Net borrowings under line-of-credit
    agreement                                                   2,500,000        879,776 (    357,528)   1,467,583
                                                             ------------   ------------ ------------ ------------
 Net cash provided by (used by)
  financing activities                                          3,460,000       879,776   (   357,528)   1,467,583
                                                             ------------   ------------ ------------ ------------

NET INCREASE (DECREASE)
 IN CASH                                                          110,880    (   25,176)  (   205,212)(     94,332)

CASH, beginning of year                                            94,332       119,508       205,212       94,332
                                                             ------------   ------------ ------------ ------------

CASH, end of year                                              $  205,212   $     94,332 $      --    $      --
                                                             ============   ============ ============ ============

 See notes to financial statements.

                         BAY STATE COMPUTER GROUP, INC.
                         ------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------
                                  (Continued)







                                            Year ended March 31              Quarter ended June  30
                                          -------------------------         -------------------------
                                            1996             1995             1996             1995
                                          --------         --------         --------         --------
                                                        (As Restated)     (Unaudited)      (Unaudited)

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:

    Cash paid during the
    year for:
        Interest                          $390,988         $182,966         $ 73,812         $ 50,613
                                          ========         ========         ========         ========

        Income taxes                      $311,673         $129,838         $404,527         $136,000
                                          ========         ========         ========         ========



See notes to financial statements.

                         BAY STATE COMPUTER GROUP, INC.
                         ------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      YEARS ENDED MARCH 31, 1996 AND 1995
                      -----------------------------------



A. Summary of Significant Accounting Policies:
   ------------------------------------------

      Business activity:
      -----------------

      The Company designs, sells, installs and maintains local and wide area computer networks and telecommunications equipment.

      The Company conducts its business throughout the United States, Europe and Canada, and they extend credit to their customers during the normal course of business.

      The Company has Value Added Reseller relationships with Sun Microsystems, Inc., Digital Equipment Corp., Oracle Corp., Compaq Computer Corp., Hewlett-Packard Co., Microsoft Corp., Novell, Inc., Bay Networks, Inc., Cabletron Systems, Inc., Cisco, Inc., Dell Computer Corp., NEC Technologies, Inc., and Seagate Technology, Inc.

      Cash equivalents:
      ----------------

      For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less, when purchased, to be cash equivalents.

      Inventory:
      ---------

      Inventory held for resale is stated at the lower of cost or market, using the specific identification method.

      Leased equipment:
      ----------------

      Leased equipment is recorded at cost and depreciated over the term of the rental agreement, less residual value at the end of the agreement, using the straight-line method. When leased equipment is sold, the sale is recorded in equipment sales, and the remaining undepreciated cost is recorded in cost of equipment sales.

                         BAY STATE COMPUTER GROUP, INC.
                         ------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      YEARS ENDED MARCH 31, 1996 AND 1995
                      -----------------------------------
                                  (Continued)



A.  Summary of Significant Accounting Policies - (continued):
    ------------------------------------------

      Furniture, equipment, and improvements:
      --------------------------------------

      These assets are reported at cost, less accumulated depreci ation and amortization. Depreciation expense is computed by using an accelerated method and by the straight-line method, over their respective estimated useful lives ranging from two to seven years. Costs of maintenance, repairs and minor additions are expensed as incurred.

      Revenue recognition:
      -------------------

      Income from equipment sales is recognized at the time of shipment. Income from equipment on lease is accounted for as operating lease income. Revenue from these leases are included in income, as earned over the term of the lease agreements. Revenue from maintenance contracts is recognized over the life of the contract. The billing cycle for leased equipment and maintenance contracts varies by customer (i.e., monthly, quarterly or yearly), resulting in deferred revenue.

      Use of estimates in the preparation of financial
      ------------------------------------------------
      statements:
      ----------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Unaudited interim financial statements:
      --------------------------------------

      The Company has prepared the accompanying unaudited interim financial statements. In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 30, 1996 and the results of operations and cash flows for the three months ended June 30, 1996 and 1995, as presented in the accompanying unaudited financial statements.

                         BAY STATE COMPUTER GROUP, INC.
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      YEARS ENDED MARCH 31, 1996 AND 1995
                      -----------------------------------
                                  (Continued)



B.  Prior Period Adjustments:
    ------------------------

    Retained earnings as of March 31, 1994 and 1995, and net earnings for the year ended March 31, 1995, have been restated to reflect the correction of an error in classifying a note payable to the Company's principal stockholder. A note payable and accrued interest to stockholder was incorrectly converted to equity in a prior year. The correction results in adjustments, as follows:

                                                              Net Earnings
                                               Retained          for the         Retained
                                               Earnings        Year Ended        Earnings
                                            March 31, 1994   March 31, 1995   March 31, 1995
                                            ---------------  ---------------  ---------------

       As originally reported                 $  701,547        $ 286,651        $  988,198
       Accrued interest and
        interest expense                       ( 105,229)       (  31,771)        ( 137,000)

       As restated                            $  596,318        $ 254,880        $  851,198
                                              ==========        =========        ==========

    Additional paid-in capital originally reported as $291,906 as of March 31, 1995, has been eliminated and restored as a note payable, along with accrued interest, to stockholder.

C.  Furniture, Equipment, and Improvements:
    ------------------------------------

    Furniture, equipment, and improvements are summarized as follows:




                                                   March 31
                                           ------------------------
                                            1996             1995
                                           --------        --------

      Furniture and equipment              $666,768        $630,797
      Field service equipment               228,871         184,127
      Leasehold improvements                 53,179          50,511
                                           --------        --------
                                            948,818         865,435
      Less accumulated depreciation and
        amortization                        686,241         440,610
                                           --------        --------

                                           $262,577        $424,825
                                           ========        ========

    Depreciation and amortization expense for the years ended March 31, 1996 and 1995 were $245,632 and $164,901, respectively.

                         BAY STATE COMPUTER GROUP, INC.
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      YEARS ENDED MARCH 31, 1996 AND 1995
                      -----------------------------------
                                  (Continued)



D.  Other Assets:
    ------------

    Other assets consist of the following:

                                                March 31
                                         -----------------------
                                           1996           1995
                                         --------       --------

    Cash surrender value of officers'
      life insurance                     $105,983        $84,619
    Deposits                               37,195         13,099
                                         --------       --------

                                         $143,178        $97,718
                                         ========       ========

E.  Note Payable to Bank:
    --------------------

    Note payable to bank represents borrowings under a revolving credit agreement that permits the Company to borrow, with certain restrictions, based upon levels of accounts receivable and inventories, up to $6,000,000 at the prime rate or the Eurodollar rate at the Company's discretion. Subsequent to year end, the Company's borrowing limit was increased from $6,000,000 to $7,500,000.

    Substantially all assets of the Company are pledged as collateral on this note. The note is cross collaterized by related party entities. The Company has also guaranteed the lines of credit for two related party entities. One line of credit, with availability up to $1,000,000 was not used during the year ended March 31, 1996. The other line of credit, with availability up to $1,500,000, had no balance outstanding as of March 31, 1996. Subsequent to year end, the $1,500,000 line of credit was transferred to the Company.

    The note contains covenants on the Company's net worth, debt to equity ratios, profitability measures, as well as other financial ratios. At March 31, 1996, the Company was in compliance with its loan covenants.

F.  Note Payable to Stockholder:
    ---------------------------

    During March 1996, the majority stockholder advanced the Company $1,200,000, which is due upon demand. The note bears interest at the prime rate with interest payable monthly. This note is subordinated to the Bank.

                         BAY STATE COMPUTER GROUP, INC.
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      YEARS ENDED MARCH 31, 1996 AND 1995
                      -----------------------------------
                                  (Continued)



F.  Note Payable to Stockholder - (continued):
    ---------------------------

    As of March 31, 1995, the Company was obligated to the majority stockholder for a note payable, which was due upon demand in the amount of $240,000 and accrued interest of $188,906. The note bore interest at 8%. The principal and accrued interest totaling $451,780 was paid to the stockholder in December 1995.

G.  Income Taxes:
    ------------

    The deferred tax asset has been recognized for deductible differ ences related to the allowance for doubtful accounts, allowance for obsolete inventory, differences in the calculation of depreciation expense, and administrative expenses included in inventory cost for tax reporting purposes.

H.  Employee Benefit Plan:
    ---------------------

    The Company sponsors a profit-sharing plan under the provisions of Section 401(K) of the Internal Revenue Code. The Plan entitles employees, meeting certain eligibility requirements, to make voluntary contributions to the Plan. Contributions cannot exceed the maximum amount allowable under applicable provisions of the Internal Revenue Code. The Company, at its option, may contribute to the Plan. Total Company contributions for the years ended March 31, 1996 and 1995 amounted to $90,061 and $73,613, respectively.

I.  Commitments:
    -----------

    The Company is committed under a non-cancelable operating lease, expiring March, 2001, for office and warehouse space. The lease contains an escalation clause for increases in operating expenses.

                         BAY STATE COMPUTER GROUP, INC.
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      YEARS ENDED MARCH 31, 1996 AND 1995
                      -----------------------------------
                                  (Continued)



I.  Commitments - (continued):
    -----------

    The following is a schedule by years of future minimum rental payments required under this agreement as of March 31, 1996:

    Year ending March 31:
    ---------------------

           1997                     $  233,075
           1998                        260,718
           1999                        276,583
           2000                        281,872
           2001                        291,126
                                    ----------
                                    $1,343,374
                                    ==========

    Rental expense charged to operations for the years ended March 31, 1996 and 1995 amounted to $199,269 and $193,808, respectively.


J.  Concentration of Credit Risk:
    ----------------------------

    The Company maintains cash deposits in one bank located in New England. Deposits in the bank are insured by the Federal Deposit Insurance Corporation, up to $100,000. Uninsured portions of balances at this bank aggregated approximately $1,397,000 and $472,000 as of March 31, 1996 and 1995, respectively.

K.  Related Party Transactions:
    --------------------------

    The Company shares common control with four companies, Bay State Computer Leasing, Bay State Computer New Jersey, National Computer Exchange and Brookvale Computer Group. The accompanying statements of earnings include the following transactions with such affiliates:

                                               Year Ended March 31
                                            -------------------------
                                              1996             1995
                                            ---------        --------

      Sales to affiliates                    $151,967        $949,036

      Reimbursements for common expenses
        and administrative fees               374,697         285,606

      Commission expense                      296,364         185,280

                         BAY STATE COMPUTER GROUP, INC.
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      YEARS ENDED MARCH 31, 1996 AND 1995
                      -----------------------------------
                                  (Continued)



K.  Related Party Transactions - (continued):
    --------------------------

    As an accommodation, the Company allows certain affiliates to purchase products under the Company's purchase agreements with selected vendors. The balance due to vendors under this accommodation, and the offsetting balance receivable from the affiliates, amounted to approximately $450,000 at March 31, 1996, and have been excluded from the accompanying financial statements.

L.  Inventory Adjustments:
    ---------------------

    The inventory adjustment of approximately $94,000 in the year ended March 31, 1995, represents the reduction in the value of inventory arising from the application of the lower of cost or market principle.

M.  Transactions With Major Vendors:
    -------------------------------

    Transactions with two major vendors accounted for approximately $23,000,000 of purchases during the year ended March 31, 1996. The amount due to these vendors, included in accounts payable and accrued expenses, was approximately $1,500,000 at March 31, 1996.

N.  Subsequent Events:
    -----------------

    On September 11, 1996, the Company entered into an agreement whereby the outstanding shares of Bay State Computer Group of New Jersey, Inc. were converted into shares of Bay State Computer Group, Inc. This transaction will be accounted for using the pooling of interests accounting method.

    On October 14, 1996, the Company entered into an agreement whereby the outstanding shares of common stock were converted into shares of U.S. Office Products Company.

    Effective April 1, 1996, the Company, with the approval of its shareholders, elected to be treated as an "S" corporation. As such, the shareholders are liable for individual federal income taxes and a portion of the state income taxes, based on the Company's net earnings. Accordingly, for the three months ended June 30, 1996 under S corporation status, there would be no provision for federal income taxes; and, the provision for state income taxes would be calculated at a rate less than the statutory corporate rate.

                         BAY STATE COMPUTER GROUP, INC.
                         ------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                      YEARS ENDED MARCH 31, 1996 AND 1995
                      -----------------------------------
                                  (Continued)



N.  Subsequent Events - (continued):
    -----------------

    The Statement of Earnings for the three months ended June 30, 1996 does not include any provision for state income taxes, which in the opinion of management, would not have a material effect on the results of operations.


O.  Unaudited Proforma Combined Net Income Information:
    --------------------------------------------------

    The following unaudited proforma combined net income information is presented as if the merger of Bay State Computer Group, Inc. and Bay State Computer Group of New Jersey, Inc. had been effective for the years ended March 31, 1996 and 1995.

                          Year Ended March 31
                      ---------------------------
                         1996            1995
                      -----------     -----------

       Net revenue    $63,420,158     $44,784,059
                      ===========     ===========

       Net income     $   755,891     $   310,714
                      ===========     ===========

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

     The financial statements of Fortan Corp., described in Item 7(4)(a) of the Form 8-K, are set forth in Item 5 hereto.

(b)  Pro Forma Financial Information

     The pro forma financial information of the Company is set forth in Item 5 hereto.

(c)  Exhibits

     (i) Agreement and Plan of Reorganization, dated as of October 25, 1996, by and among U.S. Office Products Company, Fortran Corp., Lawrence
            F. Glaser, Brain E. Stowers and Fortran Acquisition Corp.

     (ii)   Consent of Rubin, Koehmstedt & Nadker, PLC

     (iii)  Consent of KPMG

     (iv)   Consent of Parent, McLaughlin & Nangle

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    U.S. OFFICE PRODUCTS COMPANY



Dated: December 5, 1996             By:  /s/ Mark D. Director
                                         --------------------------------
                                         Mark D. Director
                                         Executive Vice President, General
                                         Counsel and Secretary

                                 EXHIBIT INDEX
                                 -------------


    Exhibit
    -------

     10.1 Agreement and Plan of Reoganization, dated as of October 25, 1996, by and among U.S. Office Products Company, Fortran Corp., Lawrence
             F. Glaser, Brian E. Stowers and Fortran Acquisition Corp.

     23.1    Consent of Rubin, Koehmstedt & Nadker, PLC

     23.2    Consent of KPMG

     23.3    Consent of Parent, McLaughlin & Nangle